
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         MAR-31-2000
<CASH>                                               188,645
<SECURITIES>                                         1,443,509
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       22,788,528        <F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           22,273,402
<TOTAL-LIABILITY-AND-EQUITY>                         22,788,528       <F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     92,304              <F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     402,079            <F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (2,195,805)      <F5>
<EPS-BASIC>                                        (59.56)
<EPS-DILUTED>                                        000

<F1>Included  in Total  assets:  Investments  in Local Limited  Partnerships  of
$21,137,909 and Other assets of $18,465  <F2>Included  in Total  Liabilities and
Equity: Accounts payable to affiliate of $479,028 and Accrued expenses of $36,098 <F3>Included in Total revenue: Investment of $90,604 and Other of $1,700
<F4>Included in Other expenses:  Asset management fees of $210,716,  General and administrative of $161,421 and Amortization of $29,942 <F5>Included in Net loss:
Equity in losses of Local  Limited  Partnerships  of $1,886,030

